                                                                    EXHIBIT 10.5


                        FIRST AMENDMENT TO ALLERGAN, INC.
                   SAVINGS AND INVESTMENT PLAN (RESTATED 1998)

The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the "Plan") is hereby amended as follows:

1. Section 2.29 of the Plan is amended in its entirety as follows:

                  Section 2.29 Employee. "Employee" shall mean any person who is employed by the Sponsor or an Affiliated Company in any capacity, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Sponsor or an Affiliated Company except that such term shall not include (i) any individual who performs services for the Sponsor or an Affiliated Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Sponsor or an Affiliated Company; (ii) any individual who performs services for the Sponsor or an Affiliated Company pursuant to an agreement between the Sponsor or an Affiliated Company and any other person including a leasing organization except to the extent such individual is a Leased Employee; and (iii) any Puerto Rico-based employee until such date the merger of the Allergan, Inc. Puerto Rico Savings and Investment Plan into the Plan is approved by the United States and Puerto Rico tax authorities.

2. The effective date of this First Amendment shall be January 1, 1999.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment on the 26th day of August, 1999.

ALLERGAN, INC.


By: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary